UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 13, 2007

CALVIN B. TAYLOR BANKSHARES, INC.
 (Exact name of registrant as specified in its charter)

Maryland 000-50047 52-1948274
(State of incorporation) (Commission file number) (IRS Employer Identification No.)

24 North Main Street, Berlin, Maryland 21811
 Address of principal executive offices

(410) 641-1700
 (Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Section 5 – Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 13, 2007, at a regularly scheduled monthly meeting, the Board of Directors of Calvin B. Taylor Bankshares, Inc., voted to amend the Company’s corporate bylaws. The proposal for amendment was not disclosed in a proxy or information statement filed by the Company.

Effective June 13, 2007, the mandatory retirement age, after which a director may not stand for re-election, was raised from 70 years of age to 72 years of age.

Section 2.04 of Article II – Board of Directors, as amended, reads:

Section 2.04 Qualification. No person shall stand for election as a director who would be 72 years of age on or before the date of the election; provided, that any person who is an incorporator or a member of the original Board of Directors may be elected to serve for three terms as director (after the initial term specified in the Corporation’s Articles of Incorporation).

Section 2.04 of Article II – Board of Directors, prior to amendment read:

Section 2.04 Qualification. No person shall stand for election as a director who would be 70 years of age on or before the date of the election; provided, that any person who is an incorporator or a member of the original Board of Directors may be elected to serve for three terms as director (after the initial term specified in the Corporation’s Articles of Incorporation).

SIGNATURES

Pursuant to the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Calvin B. Taylor Bankshares, Inc.

                                                 Date: June 15, 2007                    By:
                                                                                                    /s/ Reese F. Cropper, Jr.
                                                                                                    Chairman of the Board of Directors

                                                Date: June 15, 2007                      By:
                                                                                                     /s/ Raymond M. Thompson
                                                                                                     President & Chief Executive Officer